SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): March 16, 2003

Primedex Health Systems, Inc.

(Exact name of registrant as specified in its charter)

New York	0-19019	13-3326724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue

Los Angeles, California 90025

(Address of principal executive offices) (Zip Code)

(310) 478-7808

(Registrant’s telephone number, including area code)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press release dated March 16, 2004.

99.2	Certain summary historical consolidated financial and other information of the registrant.

99.3	Certain selected historical consolidated financial and other data of the registrant.

99.4	Certain pro forma capitalization information of the registrant.

99.5	Certain information concerning contractual commitments of the registrant.

99.6	Certain information concerning indebtedness of the registrant.

99.7	Certain information concerning new directors and the new chief financial officer of the registrant.

Item 9.	Regulation FD Disclosure.

On March 16, 2004, Primedex Health Systems, Inc. issued a press release announcing its intention to offer approximately $150 million aggregate principal amount of senior notes due 2012 to qualified institutional investors in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933 and to non-U.S. persons in reliance on Regulation S under the Securities Act of 1933. The notes would be issued by Primedex’s wholly-owned subsidiary, RadNet Management, Inc., or RadNet, and would be guaranteed by the parent company and certain of its subsidiaries. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by this reference. There can be no assurance that this offering will be consummated.

Certain information to be provided to potential investors in connection with the offer and sale of the notes is attached as Exhibits 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7, respectively, to this report and is incorporated herein by this reference. In these Exhibits, the terms “the Company,” “we,” “us” and “our” refer to Primedex and its subsidiaries, including RadNet, and the term “BRMG” refers to Beverly Radiology Medical Group III.

The information in this Current Report on Form 8-K, including the exhibits thereto, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Securities Exchange Act of 1934, unless that filing expressly refers to specific information in this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2004	PRIMEDEX HEALTH SYSTEMS, INC.

	By:	/s/ JEFFREY L. LINDEN
Jeffrey L. Linden Vice President

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 16, 2004.

99.2	Certain summary historical consolidated financial and other information of the registrant.

99.3	Certain selected historical consolidated financial and other data of the registrant.

99.4	Certain pro forma capitalization information of the registrant.

99.5	Certain information concerning contractual commitments of the registrant.

99.6	Certain information concerning indebtedness of the registrant.

99.7	Certain information concerning new directors and the new chief financial officer of the registrant.

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